Exhibit 4.8




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                                WARRANT AGREEMENT



                                      AMONG




                          CONCENTRA MANAGED CARE, INC.


                                       and


                            the parties named herein


                           Dated as of August 17, 1999







===============================================================================

                               TABLE OF CONTENTS1


                                                                         PAGE
                                                                         ----

SECTION 1.   Warrant Certificates...........................................1
SECTION 2.   Execution of Warrant Certificates..............................1
SECTION 3.   Registration...................................................2
SECTION 4.   Registration of Transfers and Exchanges........................2
SECTION 5.   Warrants; Exercise of Warrants.................................4
SECTION 6.   Payment of Taxes...............................................6
SECTION 7.   Mutilated or Missing Warrant Certificates......................6
SECTION 8.   Reservation of Warrant Shares..................................6
SECTION 9.   Obtaining Stock Exchange Listings..............................7
SECTION 10.  Adjustment of Number of Warrant Shares Issuable................7
SECTION 11.  Fractional Interests..........................................16
SECTION 12.  Notices to Warrant Holders....................................16
SECTION 13.  Registration Rights...........................................17
SECTION 14.  Notices to Company and Warrant Holder.........................25
SECTION 15.  Supplements and Amendments....................................26
SECTION 16.  Successors....................................................26
SECTION 17.  Termination...................................................26
SECTION 18.  Governing Law.................................................26
SECTION 19.  Benefits of This Agreement....................................27
SECTION 20.  Counterparts..................................................27



------------------
        1 This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

               WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement") dated as of August 17, 1999 (the "Issue Date") between Concentra Managed Care, Inc., a Delaware corporation (the "Company"), and the parties named herein (together with their successors and assigns, the "Holders").

               Terms defined in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of August 17, 1999 between the Company and the purchasers named therein (the "Initial Purchasers") unless defined herein are used as therein defined.

               WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to 1,595,406 shares of Common Stock (the "Common Stock") of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with a private placement of an aggregate of $216,230,000 principal amount of the Company's Senior Discount Debentures due 2010 (the "Debentures") and each Warrant entitling the Holder thereof to purchase one Warrant Share.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

               SECTION 1. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

               SECTION 2. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer or its President or its Chief Operating Officer or its Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

               In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

               SECTION 3. REGISTRATION. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. The Company shall act as the registrar for the Warrants.

               SECTION 4. REGISTRATION OF TRANSFERS AND EXCHANGES. (a) The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by the Assignment Form on the reverse of the Warrant Certificate, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney together with such legal opinions, certificates or other information required by such Assignment Form. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

               (b) The Holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear the following legend (the "Private Placement Legend"):

               "THIS SECURITY (OR ITS PREDECESSOR) (AND, IF SUCH SECURITY EVIDENCES A WARRANT, THE WARRANT SHARES ISSUABLE PURSUANT THERETO) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                      (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING

                      THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
                      (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

               (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                      AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

               (c) The Holders agree that each Warrant Certificate issued during the period such Warrants are subject to the restrictions in the Stockholders Agreement of the Company dated August 17, 1999 (the "Stockholders Agreement") shall bear the following legend (the "Stockholders Agreement Legend"):

        THE SECURITY REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 17, 1999, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

               (d) Subject to the foregoing provisions, Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Upon any sale or transfer of any Warrant Certificate or Warrant Shares pursuant to an effective registration statement under the Securities Act or satisfying the condition set forth in clause (1)(D) of the above Private Placement Legend, the Company shall permit the Holder thereof to exchange such Warrant Certificate or such Warrant Shares for another Warrant Certificate or certificate evidencing Warrant Shares, as applicable, that does not bear the Private Placement Legend set forth above. At any time after the time that the Warrants are not subject to the restrictions on transfer set forth in the Stockholders Agreement, the Company shall permit the Holder thereof to exchange such Warrant Certificate for another Warrant Certificate that does not bear the Stockholders Agreement Legend. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

               (e) Each Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with each subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company may treat the person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the person entitled to exercise the rights granted under the Warrants, and neither the Company nor any agent thereof shall be affected by any notice to the contrary.

               SECTION 5. WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on the Exercisability Date and until 5:00 p.m., New York City time on August 15, 2010, to receive from the Company the number of fully paid and nonassessable Warrant Shares and any other capital stock of the Company issuable upon exercise of the Warrant as provided for in
Section 10(a) ("Additional Warrant Shares") which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided, however, that Holders will be able to exercise their Warrants only if (i) a registration statement relating to the Warrant Shares is effective or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act (and the Company has received such information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities
Act). Each Warrant not exercised prior to 5:00 p.m., New York City time, on August 15, 2010 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. The "Exercisability Date" shall be the earlier of (i) the second anniversary of the Issue Date and (ii) the date following the sale by the Initial Purchasers of more than 50% of the outstanding Debentures.

               A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares and Additional Warrant Shares, if any, in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. In lieu of exercising a Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6), if any, the Holder may, from time to time, convert a Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock (a "Cash-Less Exercise"). The current market price shall be determined pursuant to Section 10(f).

               Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price (if such exercise is not a Cash-Less Exercise) the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within five Business Days after such receipt) to or upon the written order of the Holder and, subject to Section 4, in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares and Additional Warrant Shares, if any, issuable upon the exercise of such Warrants together with cash as provided in Section 11; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (k) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrant Certificates and payment of the Exercise Price as aforesaid (if such exercise is not a Cash-Less Exercise), the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares and Additional Warrant Shares, if any, issuable upon the exercise of such Warrants in the manner described in this sentence together with cash, if any, as provided in
Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares and Additional Warrant Shares, if any, as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price (if such exercise is not a Cash-Less Exercise).

               Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company;
(iii) except as provided in Section 10(i), no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and
(iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

               The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

               All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

               Notwithstanding anything contained herein to the contrary, no Warrant shall be exercisable by any Regulated Warrantholder and no Warrant Shares shall be issued to any Regulated Warrantholder if, after giving effect to such exercise, issuance or action, such Regulated Warrantholder would own more than 4.99% of any class of voting securities of the Company (other than any class of voting securities which is (or is made prior to any such exercise, issuance or action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Warrantholder) or more than 24.99% of the total equity of the Company or more than 24.99% of the total value of all capital stock and subordinated debt of the Company (in each case determined by assuming such Regulated Warrantholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities). For purposes of this paragraph, "REGULATED WARRANTHOLDER" shall mean Chase Equity Associates, L.P. or any other Holder that (i) is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation), (ii) holds Warrants or shares of Common Stock and (iii) has provided written notice of the Company of its status as a "Regulated Stockholder" hereunder.

               SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares and Additional Warrant Shares, if any, upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares or Additional Warrant Shares, if any, in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

               SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

               SECTION 8. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or other capital stock of the class with respect to Additional Warrant

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

Shares, if any, or its authorized and issued Common Stock or other capital stock of the class with respect to Additional Warrant Shares, if any, held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares and Additional Warrant Shares, if any, upon exercise of Warrants, the maximum number of shares of Common Stock and other capital stock with respect to Additional Warrant Shares, if any, which may then be deliverable upon the exercise of all outstanding Warrants.

               The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 12 hereof.

               Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

               The Company represents and warrants that the initial Warrant Shares issuable upon conversion of Warrants have been duly authorized and covenants that all Warrant Shares and Additional Warrant Shares, if any, which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights (other than as set forth in the Stockholders Agreement) and, subject to Section 6, free from all taxes, liens, charges and security interests with respect to the issue thereof.
`
               SECTION 9. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrant Shares and the Additional Warrant Shares, if any, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock or the Additional Warrant Shares, if any, as the case may be, are then listed.

               SECTION 10. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

               (a)    ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

               If the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of shares of its capital stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

               The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the exercise privilege of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

               Such adjustment shall be made successively whenever any event listed above shall occur.

               (b)    ADJUSTMENT FOR RIGHTS ISSUE.

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

               If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) at a price per share less than the current market price per share on that record date, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:


                      N' = N x  (O + A)
                              --------------
                                (O + (A x P))
                                          -
                                          M

where:

        N' = the adjusted number of Warrant Shares issuable upon exercise of one
             Warrant.

        N = the current number of Warrant Shares issuable upon exercise of one
            Warrant.

        O = the number of shares of Common Stock outstanding on the record date.

        A = the number of additional shares of Common Stock offered pursuant to such rights issuance.

        P = the offering price per share of the additional shares.

        M = the current market price per share of Common Stock on the record date.

               The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of Warrant Shares issuable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the shares represented by "A" in the above formula had been the number of shares actually issued.

               (c)    ADJUSTMENT FOR OTHER DISTRIBUTIONS.

               If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, or any rights or warrants to purchase debt securities, assets or other securities of the Company, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                      N' = N x  M
                               ----
                                M-F

where:

               N' = the adjusted number of Warrant Shares issuable upon
                    exercise of one Warrant.

               N  = the current number of Warrant Shares issuable upon
                    exercise of one Warrant.

               M  = the current market price per share of Common Stock on the record date mentioned below.

               F  = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith.

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               No adjustment shall be made pursuant to this subsection (c) if the fair market value on the applicable record date of the assets, securities, rights or warrants applicable to one share of Common Stock is equal to or greater than the current market price per share of Common Stock on such record date.

               This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

               (d)    ADJUSTMENT FOR COMMON STOCK ISSUE.

               If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                      N' = N  x  A
                               -----
                               O + P
                                   -
                                   M

where:

        N' = the adjusted number of Warrant Shares issuable upon exercise of one
             Warrant.

        N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

        O = the number of shares outstanding immediately prior to the issuance of such additional shares.

        P = the aggregate consideration received for the issuance of such additional shares.

        M = the current market price per share on the date of sale of such additional shares.

        A = the number of shares outstanding immediately after the issuance of such additional shares.

             The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

             This subsection (d) does not apply to:

             (1) any of the transactions described in subsections (b) and (c) of this Section 10,

             (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

             (3) Common Stock issued upon the exercise of warrants and stock options outstanding on the Issue Date, or

             (4) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

             (e)    ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE.

             If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with this formula:


                      N' = N  x  O + D
                                 -----
                                 O + P
                                     -
                                     M
where:

        N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

        N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

        O = the number of shares outstanding immediately prior to the issuance of such securities.

        P = the aggregate consideration received for the issuance of such securities.

        M = the current market price per share on the date of sale of such securities.

        D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

             The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

             If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of Warrant Shares issuable upon exercise of one Warrant shall promptly be readjusted to the number of Warrant Shares issuable upon exercise of one Warrant which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

             This subsection (e) does not apply to convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

             (f)    CURRENT MARKET PRICE.

             In Sections 5 and 11 and in subsections (b), (c), (d) and (e) of this Section 10 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations, the Board of Directors of the Company shall determine the current market price (i) based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three months preceding such date or (ii) if no such transaction shall have occurred on such date or within such three-month period, the value of the security determined in good faith by (A) the Board of Directors of the Company, which determination shall be described in a Board resolution or (B) by an independent nationally recognized investment banking firm or appraisal firm.

               (g)    CONSIDERATION RECEIVED.

               For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, absent manifest error, and described in a Board resolution;

               (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

               (h)    WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

               No adjustment in the number of Warrant Shares issuable upon exercise of one Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon exercise of one Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Section shall be made to the nearest 1/100th of a share.

               (i)    WHEN NO ADJUSTMENT REQUIRED.

               No adjustment need be made for a transaction referred to in
Section 10(a), (b), (c), (d) or (e), if Holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which Holders of Common Stock participate in the transaction.

               No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

               No adjustment need be made for a change in the par value or no par value of the Common Stock.

               To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               (j) NOTICE OF ADJUSTMENT.

               Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, the Company shall provide the notices required by
Section 12 hereof.

               (k) REORGANIZATION OF COMPANY.

               If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement as soon as reasonably practicable after the execution of any such supplemental Warrant Agreement.

               If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

               If this subsection (k) applies, subsections (a), (b), (c), (d) and (e) of this Section 10 do not apply.

               (l)    COMPANY DETERMINATION FINAL.

               Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 10 which is made in good faith shall be conclusive absent manifest error.

               (m)    WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

               In any case in which this Section 10 shall require that an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the current number of Warrant Shares issuable upon exercise of one Warrant and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 11; PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

               (n)    ADJUSTMENT IN EXERCISE PRICE.

               Upon each adjustment of the number of Warrant Shares pursuant to this Section 10, the Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of Warrant Shares shall thereafter be adjusted to the Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                      E'= E x N
                              -
                              N'

where:

           E' = the adjusted Exercise Price.

           E = the Exercise Price prior to adjustment.

           N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant.

           N = the number or Warrant Shares previously issuable upon exercise of a Warrant prior to adjustment.

               (o) FORM OF WARRANTS.

               Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

               SECTION 11. FRACTIONAL INTERESTS. Any one Warrant may be exercised only in full and not in part. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference between the current market price of a share of Common Stock and the Exercise Price.

               SECTION 12. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate which includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and the number of Warrant Shares issuable upon exercise of one Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

               In case:

               (a) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

               (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (c) the Company proposes to take any action which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10;

then the Company shall cause to be given to each of the registered Holders of the Warrant Certificates at his or her address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

               Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

               SECTION 13.   REGISTRATION RIGHTS.

               (a)    PIGGYBACK REGISTRATION.

               If the Company at any time proposes to register any Registrable Securities under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except (x) in connection with an initial public offering of Common Stock or (x) with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give written notice at such time to all Holders of outstanding Registrable Securities of its intention to do so. Upon the written request of any such Holder, given within 20 days after receipt of any such notice by the Company, to register any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Securities so registered; PROVIDED that nothing herein shall prevent the Company from abandoning or delaying such registration at any time; PROVIDED FURTHER that the only securities the Company shall be required to register pursuant hereto with respect to a registration statement shall be Registrable Securities of the same class of securities as proposed by the Company to be registered on such registration statement (except that the Company shall be required to register Warrants with respect to a registration statement in connection with the registration of Common Stock). In the event that any registration pursuant to this Section 13(a) shall be, in whole or in part, an underwritten public offering of Registrable Securities, any request by a Holder pursuant to this
Section 13(a) to register Registrable Securities shall specify that either (i) such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Registrable Securities otherwise being sold through underwriters under such registration or (ii) such Registrable Securities are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of such securities in reasonably similar circumstances. The number of shares of Registrable Securities to be included in such an underwriting may be reduced (PRO RATA among the Holders of Registrable Securities requesting registration pursuant to this Section 13(a) based on the number of shares of Registrable Securities owned by any such Holder on the date of such request out of the total outstanding shares of Registrable Securities on that date) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; PROVIDED, HOWEVER, that such number of shares of Registrable Securities shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company and the Holders of Registrable Securities.

               Notwithstanding anything to the contrary contained in this
Section 13(a) hereof, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Registrable Securities and a Holder of Registrable Securities does not elect to sell his Registrable Securities to the underwriters of the Company's securities in connection with such offering, such Holder shall, to the extent required by such underwriters with respect to all Holders of Registrable Securities, refrain from selling such Registrable Securities during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; PROVIDED, HOWEVER, that such Holder shall, in any event, be entitled to sell its Registrable Securities commencing on the 120th day after the effective date of such registration statement.

               (b)    REGISTRATION PROCEDURES.

               If and whenever the Company is required by the provisions of
Section 13(a) hereof to use its best efforts to effect the registration of any of the Registrable Securities held by Holders under the Securities Act, the Company will, as expeditiously as possible:

               (i) in accordance with the Securities Act and all applicable rules and regulations, prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

               (ii) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and any documents incorporated by reference therein and file such other documents as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

               (iii) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and all amendments, supplements, and exhibits thereto, and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement (and the Company hereby consents to the use of any such prospectus, together with such supplements and amendments, by the sellers and underwriters, if any, in connection with the offer and sale covered thereby);

               (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any jurisdiction);

               (v) immediately notify each seller under such registration statement and each underwriter, (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or a supplement to any prospectus forming a part of such registration statement has been filed; (B) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and the Company shall use best efforts to prevent the initiation of proceedings for, prevent the entry of and/or remove such order or requirement); (C) of the happening of any event as a result of which such registration statement, as then in effect, the prospectus contained therein or any document incorporated by reference therein includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; or (D) of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (vi) use its best efforts to furnish, at the request of any seller, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to such seller, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (3) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such sellers stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or sellers may reasonably request;

               (vii) take such actions as may be necessary or appropriate to cause the Registrable Securities so to be registered to be listed on the principal securities exchange (or on the NASDAQ National Market System, as the case may be) on which shares of Registrable Securities are then traded (or, in the case of an initial public offering, on such national securities exchange (or on the NASDAQ National Market System) as the Company shall elect);

               (viii) use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to any Holder of Registrable Securities, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

               (ix) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (i) and (ii) above hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or six months after the effective date thereof.

               In connection with each registration hereunder, the selling Holders of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

               In connection with each registration pursuant to Section 13(a) hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; PROVIDED, HOWEVER, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and PROVIDED, FURTHER, HOWEVER, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling Holders of Registrable Securities.

               (c)    EXPENSES.

               All expenses incurred by the Company in complying with Section 13(a) hereof, including, without limitation, all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (including with respect to any special audit or "cold comfort" letters), fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, as well as reasonable fees and out-of pocket expenses of not more than one counsel for all the Holders, but excluding any Selling Expenses, are herein called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are herein called "SELLING EXPENSES."

               The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 13(a) hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 13(a) hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

               (d)    INDEMNIFICATION.

               In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 13(a) hereof, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each seller of such Registrable Securities thereunder, each underwriter of Registrable Securities thereunder, each of their respective affiliates, each of their and their affiliates' respective directors, officers, fiduciaries, trustees, agents, employees, stockholders, general and limited partners and members, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (all of the foregoing, collectively, "CLAIMS") and expenses (including fees and expenses of counsel, and amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 13(a), any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the Company will not be liable to any such indemnified party if and to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such indemnified party furnished by such indemnified party in writing specifically for use in such registration statement or prospectus.

               In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 13(a) hereof, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless, to the fullest extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, each other Holder selling Registrable Securities under such registration statement and each affiliate, officer, director, fiduciary, trustee, agent, employee, stockholder, general or limited partner or member of such selling Holder against all Claims and expenses (including fees and expenses of counsel, and amounts paid in any settlement effected with the indemnifying party's consent, which consent shall not be unreasonably withheld or delayed) to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 13(a) any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that such seller will be liable hereunder to any such indemnified party if and only to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Securities covered by such registration statement.

               Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party under this Section 13(d) except to the extent such indemnifying party is materially prejudiced thereby, and in any event will not relieve such indemnifying party from any liability which it may have to any indemnified party other than under this Section 13(d). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 13(d) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, or if the indemnifying party shall not diligently continue such defense in good faith, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but except as set forth above the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one firm (together with local counsel) to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

               If for any reason the indemnification provided for in the first two paragraphs of this Section 13(d) is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any Claims or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such Claims or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such Claims or expenses as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 13(d). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by PRO RATA allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the Claims and expenses in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller of such Registrable Securities or related indemnified party shall be required to contribute any amount in excess of the amount of proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Securities covered by such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

               The indemnification of underwriters provided for in this Section 13(d) shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Registrable Securities in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

               The indemnification and contribution agreements contained herein shall be in addition to any other rights to indemnification and contribution which any indemnified party may have pursuant to law or contract or otherwise, shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of Registrable Securities by any such party.

               (e)    CERTAIN DEFINITION.

               The term "Registrable Securities" shall mean the Warrants, the Warrant Shares and the Additional Warrant Shares, if any. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or
        (D) they shall have ceased to be outstanding.

               SECTION 14. NOTICES TO COMPANY AND WARRANT HOLDER. Any notice or demand authorized by this Agreement to be given or made by the registered Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by the Company), as follows:

                      Concentra Managed Care, Inc.
                      312 Union Wharf
                      Boston, MA 02109

                      Attention: General Counsel

               Any notice pursuant to this Agreement to be given by the Company to the registered Holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such Holder) to such Holder at the address appearing on the Warrant register of the Company.

               SECTION 15. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates or discriminate against any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of registered Holders of two-thirds of the then outstanding Warrant Shares issued or issuable upon exercise of the Warrants (excluding Warrant Shares held by the Company or any of its Affiliates). The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of Warrants would be decreased or the Exercise Price increased (other than in accordance with Section 10 or 11 hereof).

               SECTION 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

               SECTION 17. TERMINATION. This Agreement (except for Section 13(d) and for the restrictions on transfer of Warrant Shares specified in
Section 4) shall terminate at 5:00 p.m., New York City time on August 15, 2010.

               SECTION 18. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

               SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered Holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered Holders of the Warrant Certificates and the Warrant Shares. Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations hereunder to the Holders.

               SECTION 20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    CONCENTRA MANAGED CARE, INC.


                            By: /s/ Richard A. Parr II
                               --------------------------
                                Name:  Richard A. Parr II
                                Title: Executive Vice President and
                                       General Counsel

                          WCAS CAPITAL PARTNERS III, L.P.
                          By:  WCAS CP III Associates, L.L.C., General Partner


                          By /s/ Paul Queally
                            --------------------------
                             Managing Member

                           JP MORGAN DIRECT CORPORATE FINANCE
                           INSTITUTIONAL INVESTORS, LLC


                           By: /s/ Julian E. Shles
                              --------------------------------
                               Name:  Julian E. Shles
                               Title: Vice President of J.P. Morgan Investment
                                      Management, Inc., as Investment Advisor

                           JP MORGAN DIRECT CORPORATE FINANCE
                           PRIVATE INVESTORS, LLC


                           By: /s/ Julian E. Shles
                              --------------------------------
                               Name:  Julian E. Shles
                               Title: Vice President of J.P. Morgan Investment
                                      Management, Inc., as Investment Advisor

                           CALIFORNIA PUBLIC EMPLOYEES'
                           RETIREMENT SYSTEM


                           By: /s/ David E.J. Maxwell
                              --------------------------------
                               Name:  David E. J. Maxwell
                               Title: Principal Investment Officer

                                    CALIFORNIA STATE TEACHERS'
                                    RETIREMENT SYSTEM


                                    By: /s/ Eileen Y. Okada
                                       --------------------------------
                                        Name:  Eileen Y. Okada
                                        Title: Director of Investment
                                               Administration and
                                               External Relations

                                    CHASE EQUITY ASSOCIATES, L.P.
                                    By:  Chase Capital Partners,
                                             its General Partner


                                    By: /s/ Jonas Steinman
                                       ------------------------
                                    Name: Jonas Steinman
                                    Title:

                   CMS CO-INVESTMENT SUBPARTNERSHIP II

                   By: CMS CO-INVESTMENT SUBPARTNERSHIP,
                            a Delaware general partnership
                   By: CMS Co-Investment Partners, L.P., a Delaware limited
                            partnership
                   By: CMS/Co-Investment Associates, L.P., a Delaware
                            limited partnership
                   By: MSPS/Co-Investment, Inc.,
                            a Delaware corporation

                   By:/s/ Richard Mitchell
                      -----------------------------
                   Its: Vice President

                   By: CMS 1997 Investment Partners, L.P., a Delaware
                            limited partnership
                   By: CMS 1997, Inc.
                            a Delaware corporation

                   By:/s/ Richard Mitchell
                      -----------------------------
                   Its: Vice President
                   By: CMS Co-Investment Partners I-Q, L.P., a Delaware
                            limited partnership
                   By: CMS/Co-Investment Associates, L.P., a Delaware
                            limited partnership
                   By: MSPS/Co-Investment, Inc.,
                            a Delaware corporation

                   By:/s/ Richard Mitchell
                      -----------------------------
                   Its: Vice President

                   By: CMS 1997 Investment Partners, L.P., a Delaware
                            limited partnership
                   By: CMS 1997, Inc.
                             a Delaware corporation

                   By:/s/ Richard Mitchell
                      -----------------------------
                   Its: Vice President


                   By: /s/ Ira Brind
                      ------------------
                   Ira Brind

                   By: /s/ Bruce Lindsay
                      ---------------------
                   Bruce Lindsay


                   CMS DIVERSIFIED PARTNERS, L.P.
                   By: CMS/DP Associates, L.P, a general partner
                   By: MSPS/DP, Inc., its general partner

                      By: /s/ Richard Mitchell
                          ------------------------------
                                 Vice President

                   By: CMS 1995 Investment Partners, L.P, a general partner
                            By: CMS 1995, Inc., its general partner

                      By: /s/ Richard Mitchell
                         -------------------------------
                                 Vice President

                            BT CAPITAL INVESTORS, L.P.


                            By: /s/ Heidi Silverstein
                               -------------------------
                               Name: Heidi Silverstein
                               Title:   Director

                            FINANCIERE ET INDUSTRIELLE GAZ ET EAUX


                            By: /s/ Bertrand Soleil
                               -------------------------------
                               Name: Bertrand Soleil
                               Title:

                            GS PRIVATE EQUITY PARTNERS II, L.P.

                            By: GS PEP II Advisors, L.L.C.,
                                    its General Partner

                            By: GSAM Gen-Par, L.L.C.,
                                    its Managing Member


                            By: /s/ Jerome Truzzolino
                                ---------------------
                                Name: Jerome Truzzolino
                                Title: Vice President


                            GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

                            By: GS PEP II Offshore Advisors, Inc., its General Partner


                            By: /s/ Jerome Truzzolino
                                -------------------------
                                Name: Jerome Truzzolino
                                Title: Vice President


                            GS PRIVATE EQUITY PARTNERS II -
                            DIRECT INVESTMENT FUND, L.P.

                            By: GS PEP II Direct Investment Advisors, L.L.C.,
                                   its General Partner

                            By: GSAM Gen-Par, L.L.C.,
                                   its Managing Member


                            By: /s/ Jerome Truzzolino
                               --------------------------
                               Name: Jerome Truzzolino
                               Title: Vice President

                            GS PRIVATE EQUITY PARTNERS III, L.P.

                            By: GS PEP III Advisors, L.L.C., its
                            General Partner

                            By: GSAM Gen-Par, L.L.C., its Managing Partner


                            By: /s/ Jerome Truzzolino
                               --------------------------------
                                Name: Jerome Truzzolino
                                Title: Vice President


                            GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

                            By: GS PEP III Offshore Advisors, Inc., its
                                General Partner

                            By: /s/ Jerome Truzzolino
                               --------------------------------
                                Name: Jerome Truzzolino
                                Title: Vice President

                            NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                            By: GS PEP Offshore Advisors (NBK), Inc. General Partner

                            By: /s/ Jerome Truzzolino
                               --------------------------------
                                Name: Jerome Truzzolino
                                Title: Vice President

                            HAMILTON LANE PRIVATE EQUITY PARTNERS, L.P.

                            By: HLSP Investment Management, LLC


                            By: /s/ Mario L. Giannini
                                ---------------------------
                                Mario L. Giannini
                                Managing Member


                            HAMILTON LANE PRIVATE EQUITY FUND, PLC

                            By: HLSP Investment Management, LLC


                            By: /s/ Mario L. Giannini
                                ---------------------------
                                Mario L. Giannini
                                Managing Member

                             A.S.F. CO-INVESTMENT PARTNERS, L.P.


                            By: /s/ Jonathan F. Murphy
                                ------------------------------
                                Name:  Jonathan F. Murphy
                                Title: Managing Member of Old Kings LLC, the
                                       Sole Member of PAF 10/98, LLC, the Sole
                                       General Partner of A.S.F. Co-Investment
                                       Partners L.P.

                            NASSAU CAPITAL PARTNERS III L.P.
                            By:        Nassau Capital L.L.C.,
                                       its General Partner

                            By: /s/ John G. Quigley
                                ------------------------
                                Name:  John G. Quigley
                                Title: Member


                            NAS PARTNERS LLC


                            By: /s/ John G. Quigley
                                ------------------------
                                Name:  John G. Quigley
                                Title: Member

                            NEW YORK LIFE INSURANCE COMPANY


                            By: /s/ Steven M. Benevento
                                -------------------------
                                Name:  Steven M. Benevento
                                Title: Director

                                                                      EXHIBIT A



                          [Form of Warrant Certificate]
                                     [Face]


               "THIS SECURITY (OR ITS PREDECESSOR)(AND THE WARRANT SHARES ISSUABLE PURSUANT THERETO) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

               (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                      (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

               (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATIONS UNDER THE SECURITIES ACT.

               THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 17, 1999, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON AUGUST 15, 2010.

No.                                                               ____ Warrants


                               Warrant Certificate
                          Concentra Managed Care, Inc.


               This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of [ ] Warrants expiring August 15, 2010 (the "Warrants") to purchase Common Stock, $.01 par value (the "Common Stock"), of Concentra Managed Care, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on August 15, 2010, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of $.01 for each Warrant Share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement.

               The number of Warrant Shares and Additional Warrant Shares, if any, issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

               No Warrant may be exercised after 5:00 p.m., New York City Time on August 15, 2010, and to the extent not exercised by such time such Warrants shall become void.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               IN WITNESS WHEREOF, Concentra Managed Care, Inc. has caused this Warrant Certificate to be signed by the appropriate officers, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:


                                                   CONCENTRA MANAGED CARE, INC.


                                                   By:
                                                      ---------------------
                                                          Name:
                                                          Title:


                                                   By:
                                                      ---------------------
                                                          Name:
                                                          Title:

                          [Form of Warrant Certificate]
                                    [Reverse]


               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring August 15, 2010, entitling the holder on exercise to receive shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of August 17, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

               Subject to the terms of the Warrant Agreement, Warrants may be exercised commencing at the opening of business on the Exercisability Date and until 5:00 p.m., New York City time, on August 15, 2010. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of Warrant Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

               The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof and the Exercise Price of a Warrant may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

               The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in Section 13 of the Warrant Agreement.

               Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

               Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.

                                 ASSIGNMENT FORM


               If you the Holder want to assign this Warrant, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Warrant to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
            (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                 ,
agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.


Date:                               Signed:
                                    (Signed exactly as your name appears on the other side of this Warrant)

Signature Guarantee: ____________________________


The undersigned confirms that this Warrant is being transferred:

                                   [CHECK ONE]

(1) __ to the Company or a subsidiary thereof;

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act;

(3) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act;

(4) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act;

(5) __ pursuant to another available exemption from the registration requirements of the Securities Act; or

(6) __ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED that (i) if box (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and (ii) if box (2) is checked, the purchaser shall furnish an executed certification in the form which appears below.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Warrant in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date:                              Signed:
                                   (Signed exactly as your name appears on the other side of this Warrant)

Signature Guarantee:

             [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]

                   The undersigned represents and warrants that it is purchasing this Warrant for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
                                         NOTICE: To be executed by an executive
                                                 officer

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)


                   The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Warrant Certificate, to receive ___ shares of Common Stock and herewith (check item)

                   (i) tenders payment for such shares to the order of Concentra Managed Care, Inc. in the amount of $_________ in accordance with the terms hereof; or

                   (ii) converts this Warrant, in whole or in part, into a
            number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by this Warrant, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock.

                   The undersigned requests that a certificate for such shares be registered in the name of ___________, whose address is ____________________, and that such shares be delivered to ___________________________________________
__________________, whose address is ________________________.

                   If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________________, whose address is, _____________________ and that such Warrant Certificate be delivered to, __________________ whose address is ________________________.

                                   Signature:

                                         Date:

                                         Signature Guaranteed: